ENERGY FUELS INC. – ENTITY ORGANIZATION CHART 2024


1 50% owned by EFR Colorado Plateau LLC
50% owned by Mesa Uranium
2 81% owned by Uranerz Energy Corporation
19% owned by United Nuclear, LLC
3 99% owned by EFR Recovery Corp., 1% owned by EFHC
4 Operates under name "Titan Uranium USA Inc." in Utah
Energy Fuels Inc. (Ontario, CA)
* Joint Venture: EFR Donald Ltd has right to acquire up to a 49% interest; remainder to be held by Dickson & Johnson Pty Ltd
** In addition to 100% ownership of Preferred Shares
† Operator and employer for all U.S. and Canadian subsidiaries
†† Operator and employer in Brazil
††† Operator and employer in Australia, Kenya and Madagascar
100%
Strathmore Minerals Corp. (BC, CA)
100%
Energy Fuels Exploration Inc. (Ontario, CA)
100%
Titan Uranium Inc. (Ontario, CA)
100%
Magnum Uranium Corp. (BC, CA)
100%
EFR Donald Ltd (Ontario, CA)
100%
Energy Fuels Brazil Ltda†† (São Paulo, BR)
100%
EFR Australia Pty Ltd††† (Aus)
100%
Base Resources Limited (Aus)
50%
0.01%
0.01%
100%
Strathmore Resources (US) Ltd. (Nevada)
100%
Wyoming Gold Mining Company, Inc. (Wyoming)
100%
Uranium Power Corp. (BC, CA)
49%*
Donald Project Pty Ltd (Victoria, Aus)
100%
BTS Holdings (Mauritius) Limited (Mauritius GBL)
100%
Base Titanium (Mauritius) Limited (Mauritius GBL)
100%
Roca Honda Resources LLC (Delaware)
20%
3%
77%**
Energy Fuels Holdings Corp. (Delaware)
100%
Madagascar Mineral Fields Ltd (Mauritius GBL)
100%
Malagasy Sands No 2 Ltd (Mauritius GBL)
99.99%
BET Two Limited (Tanzania)
99.99%
Base Titanium Limited (Kenya)
100%
Base Toliara SARL (Madagascar)
100%
Madagascar Resources SARL (Madagascar)
50%
Base Exploration Limited (Kenya)
100%
San Juan County Clean Energy Foundation LLC (Utah)
Energy Fuels Wyoming Inc. (Nevada)4
IUC Reno Creek LLC (Colorado)
EFR Henry Mountains LLC (Colorado)
Magnum Minerals USA Corp. (Nevada)
EFR Properties LLC (Colorado)
Uranerz Energy Corp. (Nevada)
EFR Arizona Strip LLC (Colorado)
EFR White Canyon Corp. (Delaware)
RadTran LLC (Colorado)
Energy Fuels Resources (USA) Inc. (Delaware)†
EFR Colorado Plateau LLC (Colorado)
EFR Utah, Inc. (Utah)
EFR Services LLC (Colorado)
EFR White Mesa LLC (Colorado)
EFR Recovery Corp. (Delaware)
81%
Arkose Mining Venture2
100%
Wate Mining Company LLC (Arizona)
100%
Arizona Strip Partners LLC (Delaware)
100%
Colorado Plateau Partners LLC (Delaware)
50%
West Lisbon, LLC (Delaware) 1
99%
EFR Recovery LLC (Colorado) 3